UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6100 Tower Circle, Suite 1000 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(615) 861-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition of Disposition of Assets.

As previously reported, on January 7, 2021, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “SPA”) with RemedcoUK Limited, a company organized under the laws of England and Wales and owned by funds managed or advised by Waterland Private Equity Fund VII (the “Purchaser”), relating to the acquisition by the Purchaser from the Company of all of the securities (the “Shares”) issued by AHC-WW Jersey Limited, a private limited liability company incorporated in Jersey and a subsidiary of the Company, which constitutes the entirety of the Company’s U.K. business operations, operated under the Company’s Priory Group business (the “Transaction”).

On January 19, 2021, the Company completed the Transaction. The purchase price was approximately £1,078 million. The Company received proceeds of approximately $1,350 million, net of transaction costs and the settlement of existing foreign currency hedging liabilities and based on the current GBP/USD exchange rate.

Item 9.01	Financial Statements and Exhibits

(b)     Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated financial statements giving effect to the Transaction are filed as Exhibit 99.1 hereto and are incorporated by reference herein.

(c)     Exhibits

Exhibit No.	Description

99.1	Acadia Healthcare Company, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 21, 2021	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel